EXHIBIT 11.1
DUKE REALTY INVESTMENTS, INC.
EARNINGS TO FIXED CHARGES CALCULATIONS (IN THOUSANDS)
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                                                DECEMBER 31,
                                                  1998
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CONSOLIDATED NET INCOME (LOSS)
 AVAILABLE TO COMMON SHAREHOLDERS              $ 90,871
ALLOCATION TO PREFERRED SHARES                   19,833
GAIN ON PROPERTY SALES                           (1,351)
DRLP MINORITY INTEREST                           12,241
INTEREST EXPENSE                                 60,217
                                                -------
   EARNINGS BEFORE FIXED CHARGES               $181,811
                                                =======

INTEREST EXPENSE                               $ 60,217
ALLOCATION TO PREFERRED SHARES                   19,833
INTEREST COSTS CAPITALIZED                        8,546
                                                -------
   TOTAL FIXED CHARGES                         $ 88,596
                                                =======

FIXED CHARGE RATIO                                 2.05
                                                =======
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